MAURICE J. BATES, L.L.C.
                                 ATTORNEY AT LAW
                           8214 WESTCHESTER SUITE, 500
                              DALLAS , TEXAS 75225

                            Telephone (214) 692-3566
                               Fax (214) 987-2091

                                 April 24, 1997

Butterwings Entertainment Group, Inc.
2345 Pembroke Ave.
Hoffman Estates, Illinois 601195

        Re: Registration Statement on Form SB-2
        Offering of 1,000,000 Units by the Company

Gentlemen:

        I have acted as counsel to Butterwings Entertainment Group, Inc., an Illinois corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, (the "Securities Act"), of 1,000,000 units, each unit consisting of one share of common stock, $.01 par value, (the "Common Stock") and one Redeemable Series A Common Stock Purchase Warrant (the "Warrants") to purchase one share of Common Stock of the Company (the "Units") to be offered to the public by the Company in a firm commitment underwriting by National Securities Corporation. The Registration Statement (defined below) also includes 91,000 additional Units to be offered by Selling Security Holders, as defined in the Registration Statement (the "Selling Security Holders Securities").

        A registration statement on Form SB-2 (SEC File No. 333-20601) was filed with the Securities and Exchange Commission on January 29, 1997 (the "Registration Statement") and Amendment No. 1 thereto is being filed herewith. In connection with rendering this opinion I have examined executed copies of the Registration Statement and all exhibits thereto and Amendment No. 1 and all exhibits thereto. I have also examined and relied upon the original, or copies certified to my satisfaction, of (i) the Articles of Incorporation, as amended, and the By-laws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Units, the Common Stock and the Warrants, and related matters, and (iii) such other agreements and instruments relating to the Company as I deemed necessary or appropriate for purposes of the opinion expressed herein. In rendering such opinion, I have made such further investigation and inquiries relevant to the transaction contemplated by the Registration Statement as I have deemed necessary to the opinion expressed herein, and I have relied, to the extent I deemed reasonable, on certificates and certain other information provided to me by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge.

Butterwings Entertainment Group, Inc.
April 24, 1997
Page 2



Furthermore, in rendering my opinion, I have assumed that the signatures on all documents examined by me are genuine, that all documents and corporate record books submitted to me as originals are accurate and complete, and that all documents submitted to me are true, correct and complete copies of the originals thereof.

        In issuing the opinion hereinafter expressed, I do not purport to be an expert in the laws of any jurisdiction other than the State of Texas and the United States of America.

        Based upon the foregoing, I am of the opinion that the Units, the shares of Common Stock, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants, including the Selling Security Holders Securities, to be issued by the Company as described in the Registration Statement, have been duly authorized for issuance and sale and the Units, the shares of Common Stock, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, including the Selling Security Holders Securities, when issued by the Company, will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                            Very truly yours,

                                            Maurice J. Bates, L.L.C.

                                            /s/ Marice J. Bates
                                            ----------------
                                            By Maurice J. Bates